United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 30, 2016

Date of Report (Date of earliest event reported)

LATTICE INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	005-34249	22-2011859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7150 N. Park Drive, Suite 500 Pennsauken, New Jersey	08109
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 910-1166

N/A ___________________________

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material definitive Agreement

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed by Lattice Incorporated (the “Company”), on November 2, 2015, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Cantone Asset Management, LLC (“Cantone”), pursuant to which Cantone agreed to loan the Company a gross amount of $580,000, less an original issue discount of $58,000 (the “Loan”), of which $136,800 (plus interest) would be used to pay off an outstanding bridge loan to Cantone. The original due date of the Loan was May 2, 2016. The due date was previously extended to July 2, 2016, and, on June 30, 2016, the due date of the Loan was extended to November 2, 2016 (the “June 30 Extension”). Pursuant to the June 30 Extension, in consideration for extending the Loan, the principal amount of the Loan was increased by $20,000 and the Company will issue Cantone 2,000,000 shares of its common stock.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure contained in Item 2.03 is incorporated by reference in this Item 3.02.

The 2,000,000 shares of the Company’s common stock to be issued to Cantone will be issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 6, 2016

LATTICE INCORPORATED

By: /s/ Joe Noto
Name: Joe Noto
Title: Chief Financial Officer

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